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                                                                    EXHIBIT 23.2
                     [LETTERHEAD OF MILLER AND LENTS, LTD.]

                               June 21, 2001


Cross Timbers Royalty Trust
901 Main Street
Dallas, Texas 75202

XTO Energy Inc.

810 Houston Street, Suite 2000
Fort Worth, Texas 76102
                             Re: Securities and Exchange Commission
                                Form S-3 Registration Statement No. 333-56983

Gentlemen:

   The firm of Miller and Lents, Ltd. consents to the incorporation of its estimated Proved Reserves, Future Net Revenues, and Present Values of Future Net Revenues in the Cross Timbers Royalty Trust and XTO Energy Inc. Form S-3 Registration Statement No. 333-56983, and to references to our Firm in such registration statement.


   Miller and Lents, Ltd. has no interests in Cross Timbers Royalty Trust or XTO Energy Inc. or any of its affiliated companies or subsidiaries and is not to receive any such interest as payment for such reports and has no director, officer, or employee, or otherwise, connected with Cross Timbers Royalty Trust or XTO Energy Inc. We are not employed by Cross Timbers Royalty Trust or XTO Energy Inc. on a contingent basis.


                                    Very truly yours,

                                    MILLER AND LENTS, LTD.

                                           /s/ James C. Pearson
                                    By ________________________________________
                                      James C. Pearson

                                      Chairman